EXHIBIT B





                        MORGAN STANLEY AIRCRAFT FINANCE

         Cash Analysis of Financial Condition and Results of Operations

            Twelve Month Period from December 1999 to November 2000

                                    CONTENTS

        I     Background and General Information

        II(a) Comparison of Actual Cash Flows versus the 1998 Base Case for the Four Month Period from December 1999 to March 2000

        II(b) Comparison of Actual Cash Flows versus the 2000 Base Case for fthe Eight Month Period from April 2000 to November 2000

        III   Other Financial Data

        IV    Recent Developments

        V     Appendices

I        BACKGROUND AND GENERAL INFORMATION

Morgan Stanley Aircraft Finance ("MSAF"), a Delaware business trust, is a special purpose vehicle which owns aircraft subject to operating leases. Under the terms of its Indenture, MSAF may acquire additional aircraft and sell aircraft from the fleet. Any acquisition of additional aircraft will be subject to certain confirmations with respect to the Notes from rating agencies and compliance with certain operating covenants of MSAF as set out in the Indenture.

Initial Portfolio

On March 3, 1998, MSAF issued $1,050 million of Notes in connection with its acquisition of 33 aircraft plus an engine with a total appraised value as of September 30, 1997 of $1,115.5 million from International Lease Finance Corporation ("ILFC"). All but one of the 33 aircraft were acquired by MSAF with an appraised value of $1,086.9 million as of September 30, 1997.

New Issuance

On March 15, 2000, MSAF refinanced the A-1 subclass Notes of $400 million as part of a total issuance of $1,310 million of New Notes in five subclasses (A-3, A-4, A-5, B-2 and C-2). In addition to the refinancing of the A-1 subclass, the New Notes were issued in association with MSAF's acquisition of 29 aircraft with a total appraised value of $1,047.8 million as of November 30, 1999 from a subsidiary of Morgan Stanley Dean Witter & Co. ("MSDW"). MSDW acquired two aircraft from an affiliate of GE Capital Corporation on March 19, 1999 and 27 aircraft from ILFC on August 6, 1999.

Combined Portfolio

As a result of the March 2000 acquisition, the overall size of MSAF's combined aircraft fleet is now 61 aircraft plus an engine with a total appraised value of $1,911.2 million as of September 30, 2000. As of February 1, 2001, MSAF had 60 lease contracts in effect with 42 lessees based in 27 countries as shown in Appendix A. Under one of the leases, the lessee has not yet taken delivery of the aircraft. The aircraft, an A320-200, is due to be delivered to the lessee in late February 2001.

Management Discussion and Analysis

The discussion and analysis that follows in Section II and III is based on the results of MSAF and its subsidiaries as a single entity (collectively the "MSAF Group") for the reporting period December 1999 to November 2000.

Section II (a) covers the four month period, December 1999 to March 2000, prior to the New Issuance and the aircraft acquisition on March 15, 2000 and therefore relates to the Initial Portfolio of 32 aircraft plus an engine. The cash flows over this four month period are compared against the 1998 Base Case.

For the purposes of this report, the "Four Month Period", discussed in Section II (a) shall comprise information from the monthly cash reports dated December 15, 1999 to March 15, 2000. The financial data in this section includes cash receipts from November 9, 1999 (first day of the Collection Period for the December 2000 Report) up to March 9, 2000 (last day of the Collection Period for the March 2000 Report). It also includes payments made by MSAF Group between November 16, 1999 and up to

March 15, 2000 (the Note Payment Date for the March 2000 Report).

Section II (b) covers the eight month period, April 2000 to November 2000, after the New Issuance and the aircraft acquisition on March 15, 2000 and therefore relates to the Combined Portfolio of 61 aircraft plus an engine. The cash flows over this eight month period are compared against the 2000 Base Case.

For the purposes of this report, the "Eight Month Period", discussed in Section II (b) shall comprise information from the monthly cash reports dated April 15, 2000 to November 15, 2000. The financial data in this section includes cash receipts from March 10, 2000 (first day of the Collection Period for the April 2000 Report) up to November 9, 2000 (last day of the Collection Period for the November 2000 Report). It also includes payments made by MSAF Group between March 16, 2000 and up to November 15, 2000 (the Note Payment Date for the November 2000 Report).

The discussion and analysis in Section IV - "Recent Developments" relates to the Combined Portfolio of 61 aircraft plus an engine.

MSAF Group's cash receipts and disbursements are determined, in part, by the overall economic condition of the operating leasing market. The operating leasing market, in turn, is affected by various cyclical factors including the level and volatility of interest rates, the availability of credit, fuel costs and general and regional economic conditions affecting lessee operations and trading. Other factors to consider are manufacturer production levels, passenger demand, retirement and obsolescence of aircraft models, manufacturers exiting or entering the market or ceasing to produce aircraft types or re-introduction into service of aircraft previously in storage. In addition, state regulations and air traffic control infrastructure constraints, such as limitations on the number of landing slots, can also impact the operating leasing market.

MSAF Group's ability to compete against other lessors is determined, in part,
(1) by the composition of its fleet in terms of mix, relative age and popularity of aircraft type (2) operating restrictions imposed by the Indenture and (3) the ability of other lessors, who may possess substantially greater financial resources, to offer leases on more favorable terms than MSAF Group.

 II (A) COMPARISON OF ACTUAL CASH FLOWS VERSUS THE 1998 BASE CASE FOR THE FOUR MONTH PERIOD FROM DECEMBER 1999 TO MARCH 2000

The February 20, 1998 Offering Memorandum and the November 4, 1998 Prospectus for the Notes contain assumptions in respect of MSAF Group's future cash flows and cash expenses (the "1998 Base Case").

For the purpose of this section, "Net Cash Collections" is defined as Total Cash Collections less Total Cash Expenses, Drawings from and Transfers to Expense Account, Interest Payments, Swap Payments and Exceptional Items. A discussion of the Cash Collections, Cash Expenses, Drawings from and Transfers to Expense Account, Interest Payments, Swap Payments, Exceptional Items and Principal Payments is given below and should be read in conjunction with the analysis in Appendix B.

CASH COLLECTIONS

"Total Cash Collections" includes Net Lease Rentals (Contracted Lease Rentals plus Movement in Current Arrears Balance less Net Stress-related Costs), Interest Earned, and Net Maintenance.

Cash Collections                        Actual        Base Case       Variance
                                         $ MM            $ MM            $ MM
Lease Rentals                            44.2            44.2            -
      - Renegotiated Leases              (0.9)             -           (0.9)
      - Rental Resets                    (0.1)             -           (0.1)
                                       ----------------------------------------
Contracted Lease Rentals                 43.2            44.2          (1.0)

Movement in Current Arrears Balance      (0.2)             -           (0.2)
Net Stress-related Costs                 (4.4)           (2.0)         (2.4)
                                       ----------------------------------------
Net Lease Rentals                        38.6            42.2          (3.6)

Interest Earned                           0.7             0.5           0.2
Net Maintenance                          (2.1)             -           (2.1)

                                       ----------------------------------------
Total Cash Collections                   37.2            42.7          (5.5)
                                       ----------------------------------------

In the Four Month Period, MSAF Group generated approximately $37.2 million in Total Cash Collections, $5.5 million less than assumed in the 1998 Base Case. This difference is due to a combination of the factors set out below (the numbers in brackets refer to the line item number shown in Appendix B).

[2]  Renegotiated Leases

     Renegotiated Leases refers to the loss in rental revenue caused by a lessee negotiating a reduction in the lease rental. Typically, this can be a permanent reduction over the remaining lease term in exchange for other contractual concessions. In the Four Month Period, the amount of revenue loss attributed to Renegotiated Leases was $0.9 million. This is mainly due to a 14% reduction from the 1998 Base Case rental on a B767-300ER on lease to Air Pacific. The new rental was reset at the then prevailing market rate for B767-300ERs in exchange for a lease extension.

[3]  Rental Resets

     Rental Resets is a measure of the loss in rental revenue when new lease rates are lower than those assumed in the 1998 Base Case. During the Four Month Period, no new leases were written, however, lost revenue attributable to leases that had rental resets prior to the Four Month Period amounted to $0.1 million.

[4]  Contracted Lease Rentals

     Contracted Lease Rentals represents the current contracted lease rental rollout which equates to the 1998 Base Case Lease Rentals less adjustments for Renegotiated Leases and Rental Resets. For the Four Month Period, Contracted Lease Rentals were $43.2 million, $1.0 million less than assumed in the 1998 Base Case. The difference is due to losses from Renegotiated Leases and Rental Resets as discussed above in line items [2] and [3].

[5]  Movement in Current Arrears Balance

     Current Arrears refers to the total Contracted Lease Rentals outstanding from current lessees at a given date and excludes any amounts classified as Bad Debts. The Current Arrears Balance at the start of the Four Month Period was $3.0 million versus $3.2 million at the end of the Four Month Period, an increase of $0.2 million.

     Aircraft     Country     Current Arrears   Current Arrears     Movement in         Security
       Type                       11/15/99          3/15/00       Current Arrears    Deposits Held
                                    $ MM              $ MM              $ MM              $ MM
     A310-300     Brazil            0.6               0.7               0.1                -
     A310-300     Oman              0.1                -               (0.1)               -
     A320-200     Canada             -                0.5               0.5               0.3
     A320-200     Ireland           0.3               0.3               0.0               0.5
     A321-100     Turkey            0.6               1.2               0.6               0.7
     B737-300     Brazil            0.9               0.5              (0.4)              0.7
     B737-400     Mexico *          0.5                -               (0.5)               -
                              -----------------------------------------------------------------
     TOTAL                          3.0               3.2               0.2               2.2
                              -----------------------------------------------------------------

     * Re-classified as Bad Debts during January 2000

     As at November 15, 1999, six lessees were in arrears, owing $3.0 million, against which MSAF Group held security deposits of $2.9 million. One of the six lessees, TAESA, based in Mexico, defaulted during the Four Month Period and the aircraft was repossessed. Rental arrears amounting to $0.5 million associated with this lessee at the time of repossession were deemed irrecoverable and reclassified from Current Arrears to Bad Debts. Additional analysis of this Bad Debt is provided below in line item [6].

     As of the Noteholders Report on March 15, 2000, five lessees were in arrears, owing $3.2 million, against which MSAF Group held security deposits of $2.2 million.

     Net Stress-related Costs

     Net Stress-related Costs is a combination of all the factors which can cause actual lease rentals received to differ from the Contracted Lease Rentals. The 1998 Base Case assumed Net Stress-related Costs equal to 4.5% of the 1998 Base Case Lease Rentals.

     Net Stress-related Costs          Actual            Base Case      Variance
                                       $ MM                $ MM           $ MM
     Bad Debts                          (0.5)
     Security Deposits Drawn Down        0.5
     Restructured Arrears                 -
     AOG                                (5.4)
     Other Leasing Income                1.1
     Repossession Costs                 (0.1)
                                      ------------------------------------------
     Net Stress-related Costs           (4.4)             (2.0)          (2.4)
                                      ------------------------------------------

     For the Four Month Period, Net Stress-related Costs amounted to $4.4 million (12.2% of Contracted Lease Rentals) compared to $2.0 million assumed in the 1998 Base Case, a variance of $2.4 million. A detailed analysis of Net Stress-related Costs is provided below in line items [6] to [11].

[6] Bad Debts and [7] Security Deposits Drawn Down

     Bad Debts refers to rental arrears owed by lessees who have defaulted and which are deemed irrecoverable. These arrears are partially offset by the draw down of security deposits held and amounts subsequently recovered from the defaulted lessees. In the Four Month Period, rental arrears associated with one lessee were deemed irrecoverable and classified as Bad Debts.


                                                                       Security     Total
                                            Bad Debts   Bad Debts   Deposits Drawn  Lost
     Aircraft Type    Lessee      Country     Rental    Recovered        $MM        Rental
                                               $MM         $MM                       $MM

     B737-400         TAESA       Mexico      (0.5)        0.0           0.5          0.0
                                            -----------------------------------------------
     TOTAL                                    (0.5)        0.0           0.5          0.0
                                            -----------------------------------------------

     During the Four Month Period, $0.5 million was written off in respect of lease rental due from a former lessee, TAESA, based in Mexico, against which MSAF Group drew down a security deposit of $0.5 million.

[8] Restructured Arrears

     Restructured Arrears refers to current arrears that have been capitalized and restructured into a note payable, which is repaid over an agreed period. There were no losses from Restructured Arrears in the Four Month Period.

[9] Aircraft on Ground ("AOG")

     AOG is defined as the Base Case Lease Rental lost when an aircraft is off-lease and non-revenue earning. The impact of AOG downtime amounted to lost rental of $5.4 million during the Four Month Period. This was in respect of four aircraft:


         AOG Analysis for the Four Month Period

                                                                           Lost
            Aircraft    Old       New Lessee              Termination     Rental
            Type        Lessee                            Type             $ MM
        1   A310-300    Oman Air  Region Air              Scheduled        0.8
        2   A310-300    Oman Air  Region Air              Scheduled        0.8
        3   B737-400    TAESA     Travel Service          Unscheduled      0.6
        4   B747-300    VARIG     Air Atlanta Icelandic   Unscheduled      3.2
                                                                          ----
            TOTAL                                                          5.4
                                                                          ----


[10]   Other Leasing Income

       Other Leasing Income consists of miscellaneous income received in connection with a lease other than contracted rentals, maintenance receipts and security deposits, such as early termination payments, default interest or payment for excess flight hours flown. In the Four Month Period, Other Leasing Income amounted to $1.1 million.

[11]   Repossession Costs

       Repossession Costs consists of legal and aircraft technical costs incurred as a result of repossessing an aircraft. In the Four Month Period, Repossession Costs amounted to $0.1 million, which primarily related to consultancy and legal fees incurred during the repossession of the B737-400 previously on lease to TAESA and the repossession of the B747-300 previously on lease to VARIG.

[13]   Net Lease Rentals

       Net Lease Rentals is Contracted Lease Rentals plus the Movement in Current Arrears Balance less Net Stress-related Costs. In the Four Month Period, Net Lease Rentals amounted to $38.6 million, $3.6 million less than assumed in the 1998 Base Case. The variance was primarily attributable to the lost rental from AOG downtime, which is discussed above in line item [9].

[14]   Interest Earned

       Interest Earned relates to interest received on cash balances held in the Collection and Expense Accounts. Cash held in the Collection Account in the Four Month Period consisted of the cash liquidity reserve amount of $25.0 million plus the intra-month cash balances for all the rentals and maintenance payments collected prior to the monthly payment date. The Expense Account contains cash set aside to pay for expenses which are expected to be payable over the next three months. In the Four Month Period, Interest Earned amounted to $0.7 million, $0.2 million more than assumed in the 1998 Base Case. The difference was due primarily to interest earned on the intra-month cash balances in the Collection and Expense Account. The 1998 Base Case made no assumption as to the interest earned on these balances.

[15] Net Maintenance

      Net Maintenance refers to maintenance receipts less any maintenance reimbursements paid to lessees. In the Four Month Period, actual maintenance receipts amounted to $3.9 million while maintenance expenditure amounted to $6.0 million, generating negative Net Maintenance of $2.1 million.

      Maintenance expenditure included costs incurred in the
       o overhaul of a B757-200ER repossessed from Guyana Airways ($3.6 million)
       o reimbursement from airframe reserves of $0.9 million in respect of a B767-300ER in accordance with a lease restructuring
       o reimbursement from the engine reserves of $1.5 million in respect of a B737-400 previously on lease to TAESA.

      The 1998 Base Case made no assumption for Net Maintenance as it assumed that, over time, maintenance receipts would equal maintenance expenditure. However, it is unlikely that in any particular Note Payment Period, maintenance receipts would exactly equal maintenance expenditure.

CASH EXPENSES

"Total Cash Expenses" includes Aircraft Operating Expenses and Selling, General and Administrative ("SG&A") Expenses. In the Four Month Period, Total Cash Expenses were $2.2 million, resulting in a $2.3 million positive variance against the 1998 Base Case, which assumed total cash expenses of $4.5 million.

Cash Expenses                    Actual        Base Case      Variance
                                  $ MM           $ MM           $ MM
Aircraft Operating Expenses       (0.1)          (1.5)          1.4
SG&A Expenses                     (2.1)          (3.0)          0.9
                               -------------------------------------
Total Cash Expenses               (2.2)          (4.5)          2.3
                               -------------------------------------

Aircraft Operating Expenses includes all operational costs related to the leasing of an aircraft including costs of insurance, re-leasing and other overhead costs. In the Four Month Period, Aircraft Operating Expenses amounted to $0.1 million, $1.4 million less than the 1998 Base Case, which assumed these costs to be 3.5% of the 1998 Base Case Lease Rentals. The variance is discussed below in line items [17] to [18].

[17]   Insurance

       No insurance costs were incurred in the Four Month Period.

[18]   Re-leasing and other overhead costs

       Re-leasing and other overhead costs consists of miscellaneous re-delivery and leasing costs associated with re-leasing events. In the Four Month Period these costs amounted to $0.1 million, mainly relating to costs incurred in the re-leasing of two A310-300s, previously on lease to Oman Air.

SG&A Expenses relates to fees paid to the Aircraft Servicer and to other service providers. In the Four Month Period, SG&A Expenses were $2.1 million, $0.9 million lower than assumed in the 1998 Base Case. The variance is described below in line items [20] and [21].

[20]   Aircraft Servicer Fees

       Aircraft Servicer Fees is defined as amounts paid to the Aircraft Servicer, ILFC, in accordance with the terms of the Servicing Agreement. In the Four

       Month Period, total Aircraft Servicer Fees paid was $1.4 million, $0.5 million less than the 1998 Base Case assumptions, reflecting lower actual rentals achieved and high AOG downtime.

                  Aircraft Servicer Fees consist of:

                                                     $ MM
                                                     -----
                  Base Fee                            0.6
                  Rent Collected Fee                  0.4
                  Rent Contracted Fee                 0.4
                  Incentive Fee *                     0.0
                                                      ---
                  Total Servicer Fee                  1.4

                  *For financial year ended November 30, 2000

        The Base Fee is a fixed amount per month per aircraft and changes only as aircraft are acquired or sold. The Rent Contracted Fee is equal to 1.0% of all rentals contracted in the current calendar month. The Rent Collected Fee is equal to approximately 1.0% of all rentals received during the previous calendar month. The Incentive Fee applies to the Initial Portfolio only and is set at 10% of all cash flow received above a targeted annual amount set in the Operating Budget at the beginning of each financial year. No Incentive Fee was payable to ILFC in the Four Month Period for the financial year ended November 2000.

[21]    Other Servicer Fees

        Other Servicer Fees relates to fees and expenses paid to other service providers including the Administrative Agent, Financial Advisor, legal advisors, accountants and Independent Trustees. In the Four Month Period, Other Servicer Fees amounted to $0.7 million as compared to an assumed expense of $1.1 million in the 1998 Base Case, a positive variance of $0.4 million.

NET CASH COLLECTIONS

"Net Cash Collections" equals Total Cash Collections less Total Cash Expenses, Drawings from and Transfers to Expense Account, Interest Payments, Swap Payments and Exceptional Items.

Net Cash Collections               Actual      Base Case       Variance
                                    $ MM          $ MM           $ MM
Total Cash Collections              37.2          42.7           (5.5)
Total Cash Expenses                 (2.2)         (4.5)           2.3
Drawings from Expense Account        6.4              -           6.4
Transfers to Expense Account        (8.6)             -          (8.6)
Interest Payments                  (20.6)        (20.4)          (0.2)
Swap Payments                       (0.9)         (1.3)           0.4
Exceptional Items                     -              -              -
                                 ------------------------------------
Net Cash Collections                11.3          16.5           (5.2)
                                 ------------------------------------


[23]    Total Cash Collections

        As discussed in line items [2] to [15], MSAF Group generated approximately

        $37.2 million in Total Cash Collections, $5.5 million less than assumed in the 1998 Base Case.

[24]    Total Cash Expenses

        As discussed in line items [17] to [21], MSAF Group incurred approximately $2.2 million in Total Cash Expenses, $2.3 million lower than assumed in the 1998 Base Case.

[25]    Drawings from Expense Account

        The Expense Account contains cash set aside each month from current cash collections to pay for expenses which are expected to be payable over the next three months. The Administrative Agent determines the level of cash set aside each month. In the Four Month Period, $6.4 million was drawn from the Expense account to pay for expenses incurred and which were payable during the period. The 1998 Base Case made no assumption as to the level of these Drawings.

[26]    Transfers to Expense Account

        Transfers to the Expense Account represents the level of cash set aside each month to pay for expenses which are expected to be payable over the next three months. During the Four Month Period, $8.6 million was transferred to the Expense Account. As at March 15, 2000, the closing balance in the Expense Account was $5.8 million.

[27]    Interest Payments and [28] Swap Payments

        In the Four Month Period, Interest Payments to Noteholders amounted to $20.6 million. This was $0.2 million higher than the 1998 Base Case, which assumed Interest Payments to be $20.4 million. While the total debt balance outstanding during the Four Month Period was lower than expected in the 1998 Base Case, Interest Payments rose due to a higher than assumed average LIBOR. The average LIBOR for the Four Month Period was 5.88% versus an assumed LIBOR of 5.75%.

        The higher Interest Payments were offset by a reduction in the amount of Swap Payments. MSAF Group paid $0.9 million in Swap Payments, $0.4 million less than assumed in the 1998 Base Case.

 [29]   Exceptional Items

        Exceptional Items refers to cash flows that occur infrequently and are outside the normal business activities of MSAF Group. There were no exceptional cash flows in the Four Month Period.

 [31]   Principal Payments

        In the Four Month Period, total Principal Payments to Noteholders amounted to $11.3 million, $5.2 million lower than assumed in the 1998 Base Case. This reflects the lower Net Cash Collections available during the Four Month Period, mainly as a result of the lower than expected lease revenue performance.

II(B) COMPARISON OF ACTUAL CASH FLOWS VERSUS THE 2000 BASE CASE FOR THE EIGHT MONTH PERIOD FROM APRIL 2000 TO NOVEMBER 2000

The March 8, 2000 Offering Memorandum and the October 31, 2000 Prospectus for the New Notes contain assumptions in respect of MSAF Group's future cash flows and cash expenses (the "2000 Base Case"). For the purpose of this report, "Net Cash Collections" is defined as Total Cash Collections less Total Cash Expenses, Drawings from and Transfers to Expense Account, Interest Payments, Swap Payments and Exceptional Items. A discussion of the Cash Collections, Cash Expenses, Drawings from and Transfers to Expense Account, Interest Payments, Swap Payments, Exceptional Items and Principal Payments is given below and should be read in conjunction with the analysis in Appendix C.

CASH COLLECTIONS

"Total Cash Collections" includes Net Lease Rentals (Contracted Lease Rentals plus Movement in Current Arrears Balance less Net Stress-related Costs), Interest Earned, and Net Maintenance.

Cash Collections                           Actual      Base Case        Variance
                                           $ MM           $ MM           $ MM
Lease Rentals                              160.7         160.7              -
      - Renegotiated Leases                    -             -              -
      - Rental Resets                       (0.1)            -           (0.1)
                                         ---------------------------------------
Contracted Lease Rentals                   160.6         160.7           (0.1)

Movement in Current Arrears Balance         (0.7)            -           (0.7)
Net Stress-related Costs                     3.3         (7.3)           10.6
                                         ---------------------------------------
Net Lease Rentals                          163.2         153.4            9.8

Interest Earned                              2.8           1.7            1.1
Net Maintenance                             (0.5)            -           (0.5)
                                         ---------------------------------------
Total Cash Collections                     165.5         155.1           10.4
                                         ---------------------------------------

In the Eight Month Period, MSAF Group generated approximately $165.5 million in Total Cash Collections, $10.4 million more than assumed in the 2000 Base Case. This difference is due to a combination of the factors set out below (the numbers in brackets refer to the line item number shown in Appendix C).

[2]  Renegotiated Leases

     Renegotiated Leases refers to the loss in rental revenue caused by a lessee negotiating a reduction in the lease rental. Typically, this can be a permanent reduction over the remaining lease term in exchange for other contractual concessions. During the Eight Month Period, one lease was renegotiated, resulting in a small decrease in the present value of the rental cash flows over the lease term. The new rental was agreed in exchange for an extension of the lease term.

[3]  Rental Resets

     Rental Resets is a measure of the loss in rental revenue when new lease rates are lower than those assumed in the 2000 Base Case. During the Eight Month Period, one lease was extended on a power by hour basis, which resulted in lost rental of $0.1 million when compared against the 2000 Base Case assumptions for this aircraft. See Section IV - "Recent Developments" for a discussion of current re-leasing events as of February 1, 2001.

[4]  Contracted Lease Rentals

     Contracted Lease Rentals represents the current contracted lease rental rollout which equates to the 2000 Base Case Lease Rentals less adjustments for Renegotiated Leases and Rental Resets. For the Eight Month Period, Contracted Lease Rentals were $160.6 million, slightly lower than assumed in the 2000 Base Case.

[5]  Movement in Current Arrears Balance

     Current Arrears refers to the total Contracted Lease Rentals outstanding from current lessees at a given date and excludes any amounts classified as Bad Debts. Movement in Current Arrears Balance measures the difference in arrears balances between the start of the 2000 Base Case, March 15, 2000, and November 15, 2000. For the purposes of the 2000 Base Case only, Current Arrears Balance at the New Issuance date (March 15, 2000) was assumed to be nil. Actual Current Arrears were $3.2 million as of March 15, 2000 and these pertain to the Initial Portfolio only. Actual Current Arrears as of November 15, 2000 were $0.7 million and relate to the Combined Portfolio.

     Aircraft   Country    Current Arrears  Current Arrears    Movement in      Security
     Type                      3/15/00          11/15/00     Current Arrears  Deposits Held
                                 $ MM             $ MM             $ MM            $ MM
     A321-100   Turkey           0.0              0.7              0.7             0.7
                           ----------------------------------------------------------------
     Total                       0.0              0.7              0.7             0.7
                           ----------------------------------------------------------------

     As of the Noteholders Report on November 15, 2000, one lessee was in arrears, owing $0.7 million, against which MSAF Group held security deposits of $0.7 million. See Section IV - "Recent Developments" for a discussion of the total Current Arrears as of February 1, 2001.

     Net Stress-related Costs

     Net Stress-related Costs is a combination of all the factors which can cause actual lease rentals received to differ from the Contracted Lease Rentals. The 2000 Base Case assumes Net Stress-related Costs equal to 4.5% of the 2000 Base Case Lease Rentals.

     Net Stress-related Costs            Actual         Base Case      Variance
                                          $ MM            $ MM           $ MM
     Bad Debts

                                          (1.8)

     Security Deposits Drawn Down          1.1
     Restructured Arrears
                                             -
     AOG

                                          (4.7)

     Other Leasing Income                  9.1
     Repossession Costs
                                          (0.4)

                                        ----------------------------------------
     Net Stress-related Costs              3.3            (7.3)           10.6
                                        ----------------------------------------

     For the Eight Month Period, Net Stress-related Costs amounted to income of $3.3 million, $10.6 million greater than the 2000 Base Case. A detailed analysis of Net Stress-related Costs is provided below in line items [6] to [11].

[6] Bad Debts and [7] Security Deposits Drawn Down

     Bad Debts refers to rental arrears owed by lessees who have defaulted and which are deemed irrecoverable. These arrears are partially offset by the draw down of security deposits held and amounts subsequently recovered from the defaulted lessees. In the Eight Month Period, rental arrears associated with two lessees were deemed irrecoverable and classified as Bad Debts.

     One of the two lessees based in Brazil, B.R.A., defaulted on its obligations under its lease of an A310-300 and the aircraft was repossessed in May, 2000. The lease was scheduled to expire in July 2007. Rental arrears, associated with the lessee, at the time of repossession amounted to $1.3 million and were re-classified from Current Arrears to Bad Debts during the Eight Month Period. There was no security deposit held by MSAF Group to offset against the arrears balance.

     A second Brazilian lessee, VASP, defaulted on its obligations under its lease of a B737-300 and the aircraft was repossessed in May, 2000, following legal proceedings against VASP. The lease was scheduled to expire in March 2003. Rental arrears, associated with the lessee, at the time of repossession amounted to $0.5 million and were re-classified from Current Arrears to Bad Debts during the Eight Month Period. A security deposit of $0.7 million, held by MSAF Group, was drawn down against this lessee, covering the arrears and a portion of the expenditure incurred in returning the aircraft to a deliverable condition.

[8] Restructured Arrears

     Restructured Arrears refers to current arrears that have been capitalized and restructured into a note payable, which is repaid over an agreed period. There were no losses from Restructured Arrears in the Eight Month Period.

[9] Aircraft on Ground ("AOG")

     AOG is defined as the Base Case Lease Rental lost when an aircraft is off-lease and non-revenue earning. The impact of AOG downtime amounted to lost rental of $4.7 million during the Eight Month Period. This was in respect of six aircraft:

         AOG Analysis for the Eight Month Period

              Aircraft    Old Lessee  New Lessee        Termination  Lost Rental
              Type                                         Type          $ MM
          1   A310-300    B.R.A.      Region Air        Unscheduled      1.8
          2   A310-300    Oman Air    Region Air        Scheduled        0.2
          3   A320-200    TransAer    Cyprus Airways    Unscheduled      0.3
          4   A320-200    TransAer    -                 Unscheduled      0.3
          5   B737-300    VASP        -                 Unscheduled      1.4
          6   B737-400    TAESA       Travel Service    Unscheduled      0.7
                                                                        -----
              Total                                                      4.7
                                                                        -----

       See Section IV - "Recent Developments" for an analysis of AOG as of February 1, 2001.

 [10]  Other Leasing Income

       Other Leasing Income consists of miscellaneous income received in connection with a lease other than contracted rentals, maintenance receipts and security deposits, such as early termination payments, default interest or payment for excess flight hours flown. In the Eight Month Period, Other Leasing Income amounted to $9.1 million. This primarily relates to

        o $4.2 million received in respect of an insurance claim submitted for the maintenance work, repairs and services required to reconstruct the technical records following repossession of a B757-200ER from Guyana Airways

        o $3.0 million received in connection with MSAF's original purchase of an A340-300

        o $1.0 million received in connection with MSAF's original purchase of an A330-300.

        o $0.6 million received for excess flight hours flown by four aircraft on lease to four different lessees

        o $0.3 million received from a lessee in respect of the fee payable upon exercise of an early termination option

[11]   Repossession Costs

       Repossession Costs consists of legal and aircraft technical costs incurred as a result of repossessing an aircraft. In the Eight Month Period, Repossession Costs amounted to $0.4 million, which primarily related to consultancy and legal fees incurred during the repossession of the A310-300 previously on lease to B.R.A., the B737-400 previously on lease to TAESA and the B737-300 previously on lease to VASP.

[13]   Net Lease Rentals

       Net Lease Rentals is Contracted Lease Rentals plus the Movement in Current Arrears Balance less Net Stress-related Costs. In the Eight Month Period, Net Lease Rentals amounted to $163.2 million, $9.8 million greater than assumed in the 2000 Base Case. The variance was primarily attributable to the increase in Other Leasing Income, which is discussed above in line item [10].

[14]   Interest Earned

       Interest Earned relates to interest received on cash balances held in the Collection and Expense Accounts. Cash held in the Collection Account in the Eight Month Period consisted of the cash liquidity reserve amount of $30.0 million, lessee Security Deposits of $19.2 million, plus the intra-month cash balances for all the rentals and maintenance payments collected prior to the monthly payment date. The Expense Account contains cash set aside to pay for expenses which are expected to be payable over the next three months. The average interest rate for the Eight Month Period was 6.35%, versus the interest rate of 5.77% assumed in the 2000 Base Case. In the Eight Month Period, Interest Earned amounted to $2.8 million, $1.1 million more than assumed in the 2000 Base Case. The difference was due primarily to a higher interest rate and interest earned on Other Leasing Income received during the Eight Month Period.

[15] Net Maintenance

      Net Maintenance refers to maintenance receipts less any maintenance reimbursements paid to lessees. In the Eight Month Period, actual maintenance receipts amounted to $19.3 million while maintenance expenditure amounted to $19.8 million, generating negative Net Maintenance of $0.5 million.

      The 2000 Base Case makes no assumptions for Net Maintenance as it assumes that, over time, maintenance receipts will equal maintenance expenditure. However, it is unlikely that in any particular Note Payment Period, maintenance receipts will exactly equal maintenance expenditure.

CASH EXPENSES

"Total Cash Expenses" includes Aircraft Operating Expenses and SG&A Expenses. In the Eight Month Period, Total Cash Expenses were $8.3 million, $0.2 million greater than assumed in the 2000 Base Case, which assumes these costs to be 5.0% of the 2000 Base Case Lease Rentals.

Cash Expenses                     Actual           Base Case         Variance
                                   $ MM              $ MM              $ MM
Aircraft Operating Expenses        (0.8)             (1.3)              0.5
SG&A Expenses                      (7.5)             (6.8)             (0.7)
                                 -------------------------------------------
Total Cash Expenses                (8.3)             (8.1)             (0.2)
                                 -------------------------------------------

Aircraft Operating Expenses includes all operational costs related to the leasing of an aircraft including costs of insurance, re-leasing and other overhead costs. In the Eight Month Period, Aircraft Operating Expenses amounted to $0.8 million, $0.5 million less than the 2000 Base Case, which assumes these costs to be 0.8% of the 2000 Base Case Lease Rentals. The variance is discussed below in line items [17] to [18].

[17]   Insurance

       Insurance costs of $0.6 million were incurred in the Eight Month Period and related to the payment of the premium in respect of the aircraft contingent insurance program.

[18]   Re-leasing and other overhead costs

       Re-leasing and other overhead costs consists of miscellaneous re-delivery and leasing costs associated with re-leasing events. In the Eight Month Period these costs amounted to $0.2 million.

SG&A Expenses relates to fees paid to the Aircraft Servicer and to other service providers. In the Eight Month Period, SG&A Expenses were $7.5 million, $0.7 million greater than assumed in the 2000 Base Case. The variance is described below in line items [20] and [21].

[20]   Aircraft Servicer Fees

       Aircraft Servicer Fees is defined as amounts paid to the Aircraft Servicer, ILFC, in accordance with the terms of the Servicing Agreement. In the Eight Month Period, the total Aircraft Servicer Fees paid was $5.5 million, slightly lower than the 2000 Base Case assumptions.

                  Aircraft Servicer Fees consist of:
                                                     $ MM

                  Base Fee                           2.0
                  Rent Collected Fee                 1.9
                  Rent Contracted Fee                1.6
                  Incentive Fee 1999/2000*           0.0
                                                     ---
                  Total Servicer Fee                 5.5

                  *For financial year ended November 30, 2000

        The Base Fee is a fixed amount per month per aircraft and changes only as aircraft are acquired or sold. The Rent Contracted Fee is equal to 1% of all rentals contracted in the current calendar month. The Rent Collected Fee is equal to approximately 1.25% of all rentals received during the previous calendar month. The Incentive Fee applies to the Initial Portfolio only and is set at 10% of all cash flow received above a targeted annual amount set in the Operating Budget at the beginning of each financial year. No Incentive Fee was payable to ILFC in the Eight Month Period for the financial year ended November 2000.

[21]    Other Servicer Fees

        Other Servicer Fees relates to fees and expenses paid to other service providers including the Administrative Agent, Financial Advisor, legal advisors, accountants and Independent Trustees. In the Eight Month Period, Other Servicer Fees amounted to $2.0 million as compared to an assumed expense of $1.2 million in the 2000 Base Case, a negative variance of $0.8 million.

NET CASH COLLECTIONS

"Net Cash Collections" equals Total Cash Collections less Total Cash Expenses, Drawings from and Transfers to Expense Account, Interest Payments, Swap Payments and Exceptional Items.

Net Cash Collections                 Actual          Base Case         Variance
                                      $ MM             $ MM              $ MM
Total Cash Collections               165.5             155.1             10.4
Total Cash Expenses                   (8.3)             (8.1)            (0.2)
Drawings from Expense Account         22.5                 -             22.5
Transfers to Expense Account         (27.7)                -            (27.7)
Interest Payments                    (88.1)            (82.8)            (5.3)
Swap Payments                         (2.0)             (6.8)             4.8
Exceptional Items                        -                 -                -
                                     ------------------------------------------
Net Cash Collections                  61.9              57.4              4.5
                                     ------------------------------------------

[23]    Total Cash Collections

        As discussed in line items [2] to [15], MSAF Group generated approximately $165.5 million in Total Cash Collections, $10.4 million more than assumed in the 2000 Base Case.

[24]    Total Cash Expenses

        As discussed in line items [17] to [21], MSAF Group incurred approximately $8.3 million in Total Cash Expenses, $0.2 million higher than assumed in the 2000 Base Case.

[25]    Drawings from Expense Account

        The Expense Account contains cash set aside each month from current cash collections to pay for expenses which are expected to be payable over the next three months. The Administrative Agent determines the level of cash set aside each month. In the Eight Month Period, $22.5 million was drawn from the Expense account to pay expenses incurred and which were payable during the period. The 2000 Base Case makes no assumption as to the level of these Drawings.

[26]    Transfers to Expense Account

        Transfers to the Expense Account represents the level of cash set aside each month to pay for expenses which are expected to be payable over the next three months. During the Eight Month Period, $27.7 million was transferred to the Expense Account. As at November 15, 2000, the closing balance on the Expense Account was $11.0 million, which will be used to fund future cash expenses, primarily maintenance costs.

[27]    Interest Payments and [28] Swap Payments

        In the Eight Month Period, Interest Payments to Noteholders amounted to $88.1 million. This is $5.3 million higher than the 2000 Base Case, which assumes Interest Payments for the Eight Month Period to be $82.8 million. The higher Interest Payments are due to a higher than assumed average LIBOR. The average LIBOR for the Eight Month Period was 6.47% versus an assumed LIBOR of 5.97%.

        The higher Interest Payments were partially offset by a reduction in the amount of Swap Payments. MSAF paid $2.0 million in Swap Payments, $4.8 million less than assumed in the 2000 Base Case.

 [29]   Exceptional Items

        Exceptional Items refers to cash flows that occur infrequently and are outside the normal business activities of MSAF Group. There were no exceptional cash flows in the Eight Month Period.

 [31]   Principal Payments

        In the Eight Month Period, total Principal Payments to Noteholders amounted to $61.9 million, $4.5 million greater than assumed in the 2000 Base Case, reflecting the higher Net Cash Collections available during this period, offset by the increased cash balance held in the Expense Account to fund future cash expenses.

III     OTHER FINANCIAL DATA

        Details of interest and debt coverage ratios and Loan-to-Value ratios (LTV's) as of November 15, 2000 are shown in Appendix D.

        Cash

        Cash held at November 15, 2000 was $60.2 million. This included $30.0 million representing the cash portion of the Liquidity Reserve Amount at that time. This is a source of liquidity for, among other things, maintenance obligations, operating expenses and contingent liabilities. The balance consisted of $19.2 million in lessee security deposits and $11.0 million in accrued expenses held in the Expense Account in respect of future cash expenses.

        In addition to the $60.2 million cash balance held at November 15, 2000, the Liquidity Reserve Amount also contained credit and liquidity facilities provided by MSDW and ILFC aggregating to $70.0 million. Neither of these facilities was drawn upon in the Eight Month Period.

        Aircraft Values

        Under the terms of the Indenture, MSAF Group is required to obtain new appraisals of the Base Value of each aircraft from a minimum of three independent appraisers each year. The annual appraisal must be delivered to the Indenture Trustee no later than October 31 of each year. The aircraft appraisals delivered to the Indenture Trustee on October 31, 2000 are shown in Appendix A.

        A-D Note Balance

        As of November 15, 2000, the aggregate amount of Class A-D Notes outstanding was $1,772.4 million. This is $4.5 million less than the 2000 Base Case, which assumes the aggregate amount of Class A-D Notes outstanding to be $1,776.9 million.

IV      RECENT DEVELOPMENTS

        The following discussion refers to information pertaining to the portfolio of 61 aircraft plus an engine which were owned by MSAF Group as of February 1, 2001.

        Re-marketing Task for Combined Portfolio

        As of February 1, 2001, two aircraft from a portfolio of 61 aircraft plus an engine were off-lease. The Servicer is currently marketing the two aircraft, an A320-300 and a B737-300.

                                                                          No. of
        Summary                                                         Aircraft
        No. of Aircraft Assets subject to Lease Agreements                 60
        No. of Aircraft Assets off-lease                                    2
                                                                         -------
        Total No. of Aircraft Assets                                       62
                                                                         -------

        No. of Leases scheduled to expire before Dec 31, 2001              6
        No. of Leases scheduled to expire in the year to Dec 31, 2002      10
                                                                         -------
        Equals  Total Near-term re-marketing task                          16
                                                                         -------

                                                                         -------
        Of which LOI signed                                                 2
                                                                         -------

        Under one of the leases, the lessee had not yet taken delivery of the aircraft. The aircraft, an A320-200, was due to be delivered to the lessee in late February 2001. Sixteen leases are scheduled to expire before December 31, 2002, of which two are subject to a non-binding letter of intent. The other leases are not yet subject to non-binding letters of intent, but the Servicer is currently negotiating lease extensions with three of the current lessees.

         Re-marketing Task: By Number of Aircraft

         ---------------- ---------- ----------- ----------- ----------- ----------- ----------- -----------
            Year ending     2001        2002        2003        2004        2005       >2006      Total
         ---------------- ---------- ----------- ----------- ----------- ----------- ----------- -----------
         A300                                                    1                       1           2
         ---------------- ---------- ----------- ----------- ----------- ----------- ----------- -----------
         A310                                        2                       1                       3
         ---------------- ---------- ----------- ----------- ----------- ----------- ----------- -----------
         A320                2o*                     2           1o                      1           6
         ---------------- ---------- ----------- ----------- ----------- ----------- ----------- -----------
         A321                            1           1                                               2
         ---------------- ---------- ----------- ----------- ----------- ----------- ----------- -----------
         A330                            1                                                           1
         ---------------- ---------- ----------- ----------- ----------- ----------- ----------- -----------
         A340                                        1                                               1
         ---------------- ---------- ----------- ----------- ----------- ----------- ----------- -----------
         B737                5o          3*          5           4           2           1           20
         ---------------- ---------- ----------- ----------- ----------- ----------- ----------- -----------
         B747                            1           1                                               2
         ---------------- ---------- ----------- ----------- ----------- ----------- ----------- -----------
         B757                            2                                   4           2           8
         ---------------- ---------- ----------- ----------- ----------- ----------- ----------- -----------
         B767                            1           2           1           1           1           6
         ---------------- ---------- ----------- ----------- ----------- ----------- ----------- -----------
         F50                                         2                                               2
         ---------------- ---------- ----------- ----------- ----------- ----------- ----------- -----------
         F70                                         1           2                                   3
         ---------------- ---------- ----------- ----------- ----------- ----------- ----------- -----------
         MD82                                                    1                                   1
         ---------------- ---------- ----------- ----------- ----------- ----------- ----------- -----------
         MD83                 1                      1                       1           1           4
         ---------------- ---------- ----------- ----------- ----------- ----------- ----------- -----------
         Engine                          1                                                           1
         ---------------- ---------- ----------- ----------- ----------- ----------- ----------- -----------
         Total                8         10          18          10           9           7          62
         ---------------- ---------- ----------- ----------- ----------- ----------- ----------- -----------
         * Includes aircraft currently subject to a non-binding letter of intent.
         o Includes aircraft currently off-lease.
         o Includes aircraft that has not yet been delivered to lessee.


         Re-marketing Task: By Appraised Value*

         --------------- ----------- ----------- ----------- ----------- ----------- ----------- -----------
           Year ending      2001        2002        2003        2004        2005       > 2006      Total
         --------------- ----------- ----------- ----------- ----------- ----------- ----------- -----------
         A300                                                  2.45%                    2.27%         4.72%
         --------------- ----------- ----------- ----------- ----------- ----------- ----------- -----------
         A310                                      2.38%                    1.42%                     3.80%
         --------------- ----------- ----------- ----------- ----------- ----------- ----------- -----------
         A320              3.30%                   3.07%       1.53%                    1.47%         9.37%
         --------------- ----------- ----------- ----------- ----------- ----------- ----------- -----------
         A321                          2.02%       2.04%                                              4.06%
         --------------- ----------- ----------- ----------- ----------- ----------- ----------- -----------
         A330                          4.05%                                                          4.05%
         --------------- ----------- ----------- ----------- ----------- ----------- ----------- -----------
         A340                                      4.77%                                              4.77%
         --------------- ----------- ----------- ----------- ----------- ----------- ----------- -----------
         B737              5.50%       3.57%       6.52%       4.80%        1.58%       1.44%        23.41%
         --------------- ----------- ----------- ----------- ----------- ----------- ----------- -----------
         B747                          4.72%       2.24%                                              6.96%
         --------------- ----------- ----------- ----------- ----------- ----------- ----------- -----------
         B757                          3.50%                                7.30%       4.14%        14.94%
         --------------- ----------- ----------- ----------- ----------- ----------- ----------- -----------
         B767                          2.96%       3.93%       2.98%        3.27%       3.32%        16.46%
         --------------- ----------- ----------- ----------- ----------- ----------- ----------- -----------
         F50                                       0.60%                                              0.60%
         --------------- ----------- ----------- ----------- ----------- ----------- ----------- -----------
         F70                                       0.62%       1.32%                                  1.94%
         --------------- ----------- ----------- ----------- ----------- ----------- ----------- -----------
         MD82                                                  0.94%                                  0.94%
         --------------- ----------- ----------- ----------- ----------- ----------- ----------- -----------
         MD83              0.87%                   0.92%                    0.91%       0.97%         3.67%
         --------------- ----------- ----------- ----------- ----------- ----------- ----------- -----------
         Engine                        0.31%                                                          0.31%
         --------------- ----------- ----------- ----------- ----------- ----------- ----------- -----------
         Total             9.67%      21.13%      27.09%      14.02%       14.48%      13.61%          100%
         --------------- ----------- ----------- ----------- ----------- ----------- ----------- -----------
         *Appraised Value as of September 30, 2000

         As of February 1, 2001, 55 leases, representing 86.39% of the portfolio by appraised value as of September 30, 2000, were scheduled to expire before December 31, 2005. As of February 1, 2001, the average remaining term to lease expiry date, weighted by appraised value as of September 30, 2000 was 36 months. This would extend to 38 months if the two aircraft currently subject to non-binding letters of intent were progressed to signed leases.

         Aircraft on Ground (AOG)

         As of February 1, 2001, there were two aircraft on the ground:

             AOG Analysis February 1, 2001

             Aircraft          Old            Status            Expected
             Type              Lessee                           Delivery Date
             A320-200          TransAer       Available         n/a
             B737-300          VASP           Available         n/a

         The lease in respect of the A320-200 aircraft with TransAer was terminated in October 2000. TransAer had been operating this aircraft on wet lease to Libyan Arab Airlines, which continues to detain the aircraft. MSAF believes that Libyan Arab Airlines has no right to keep possession of the aircraft. The Servicer has submitted an insurance claim for the loss of the aircraft, which is currently pending. The Servicer also continues to explore recovery options consistent with compliance with United States law. MSAF may incur significant costs and time in resolving this matter. This aircraft represents 1.7% of the portfolio by appraised value as of September 30, 2000

         The B737-300 aircraft was repossessed from VASP in May 2000. The aircraft cannot be released until it has been deregistered from the Brazilian registry. As a result of VASP's non-cooperation in completing deregistration, a court order is necessary to complete the process. This aircraft represents approximately 1.0% of the portfolio by appraised value as of September 30, 2000.

         Lessee Difficulties

         As of February 1, 2001, seven lessees were in arrears. The ten aircraft on lease to these lessees represented 13.7% of the portfolio by appraised value as of September 30, 2000. The total Current Arrears amount with respect to these seven lessees was $6.4 million, of which $4.7 million related to rental payments and $1.7 million related to maintenance reserves. MSAF Group held security deposits of $4.8 million against these arrears. The Current Arrears amount represented 2.0% of annual lease rental payments. The weighted average number of days past due of such arrears was 61 days.

         The categorization of countries into the geographical regions of Developed Markets, Emerging Markets and Other is determined using Morgan Stanley Capital International, Inc. ("MSCI") designations. A regional analysis of Current Arrears as of February 1, 2001 is shown below.


                                               %       No. of     No. of   No. of    Current   Security
                      Region               Appraised  Countries  Aircraft  Lessees   Arrears   Deposit
                                             Value                                     $ MM      $ MM
         Developed    Europe                 0.3%         1         1         1         0.1       0.1
                      North America          6.8%         1         5         2         2.4       2.6
                      Pacific                  -          0         0         0         0.0       0.0
         Emerging     Europe and Middle      4.4%         3         3         3         2.9       1.6
                      East
                      Asia                     -          0         0         0         0.0       0.0
                      Latin America            -          0         0         0         0.0       0.0
         Other        Other                  2.2%         1         1         1         1.0       0.5
                                           ----------------------------------------------------------
                      Total Arrears         13.7%         6         10        7         6.4       4.8
                                           ----------------------------------------------------------

         Europe (Developed)

         MSAF Group currently leases 23.1% of the portfolio by appraised value as of September 30, 2000 in the Europe (Developed) region. One of the seven lessees currently in arrears is based in this region.

         As of February 1, 2001, KLM, a lessee based in the Netherlands, owed rental arrears of $0.1 million in respect of an engine against which MSAF Group held a security deposit of $0.1 million. This asset, a GE Engine, represents 0.3% of the portfolio by appraised value as of September 30, 2000.

         North America (Developed)

         MSAF Group currently leases 15.4% of the portfolio by appraised value as of September 30, 2000 in the North America (Developed) region. Two of the seven lessees currently in arrears are based in the North America region.

         As of February 1, 2001, TWA, a lessee based in the U.S.A., owed rental arrears of $1.3 million in respect of 4 aircraft against which MSAF Group held security deposits of $2.0 million. On January 10, 2001, TWA announced that it and certain of its subsidiaries had voluntarily filed petitions in the U.S. District Court in Wilmington, Delaware for relief under Chapter 11 of the U.S. Bankruptcy Code. TWA also announced that it had reached agreement with American Airlines, Inc. ("American"), in which American would acquire substantially all the assets of TWA. MSAF Group currently has 4 aircraft on lease to TWA, or approximately 5.1% of the fleet by appraised value as of September 30, 2000. The four aircraft are: one Boeing 757-200ER, two MD-83s and one MD-82. MSAF Group is not yet aware as to whether TWA intends to affirm or reject some or all of these leases in its bankruptcy proceeding or how the agreement between American and TWA may impact these leases.

         As of February 1, 2001, National Airlines, a lessee based in the U.S.A., owed rental arrears of $1.0 million against which MSAF Group held a security deposit of $0.6 million. MSAF Group currently leases one B757-200 to National Airlines, which represents 1.6% of the portfolio by appraised value as of September 30, 2000. On December 6, 2000, National Airlines announced that it had voluntarily filed petitions in the U.S. District Court in Wilmington, Delaware for relief under Chapter 11 of the U.S. Bankruptcy Code. It is not yet clear whether National Airlines will raise the necessary financing to continue operations.

         Pacific (Developed)

         MSAF Group currently leases 13.1% of the portfolio by appraised value as of September 30, 2000 in the Pacific (Developed) region. As of February 1, 2001, none of these lessees were in arrears.

         Europe and Middle East (Emerging)

         MSAF Group currently leases 7.7% of the portfolio by appraised value as of September 30, 2000 in the Europe and Middle East (Emerging) region. Three of the seven lessees in arrears are based in this region.

         As of February 1, 2001, Air Alfa, a lessee based in Turkey, owed total arrears of $2.3 million, of which $1.7 million related to rental payments and $0.6 million related to maintenance reserves. MSAF Group held a security deposit of $0.7 million against these arrears. The lessee is unable to cure its payment defaults and as a result the Servicer has commenced repossession proceedings. This aircraft, an A321-100, represents 2.0% of the portfolio by appraised value as of September 30, 2000.

         As of February 1, 2001, Travel Service, a lessee based in the Czech Republic, owed maintenance arrears of $0.2 million, against which MSAF Group held a security deposit of $0.5 million. This aircraft, a B737-400, represents 1.1% of the portfolio by appraised value as of September 30, 2000.

         As of February 1, 2001, Olympic Airways, a lessee based in the Greece, owed total arrears of $0.4 million, of which $0.3 million related to rental payments and $0.1 million related to maintenance reserves. MSAF Group held a security deposit of $0.5 million against these arrears. This aircraft, a B737-400, represents 1.3% of the portfolio by appraised value as of September 30, 2000.

         Asia (Emerging)

         MSAF Group currently leases 15.9% of the portfolio by appraised value as of September 30, 2000 in the Asia (Emerging) region. As of February 1, 2001, none of the lessees in this region were in arrears.

         Latin America (Emerging)

         MSAF Group currently leases 5.0% of the portfolio in Latin America (all in

         Mexico) by appraised value as of September 30, 2000. None of the lessees currently in arrears are based in Latin America. However, arrears that were categorized as Bad Debts during the Eight Month Period related to two aircraft that were leased in Latin America. See "Bad Debts" below and Section II (b) - "Comparison of Actual Cash Flows versus the 2000 Base Case for the Eight Month Period from April 2000 to November 2000", line items [6] and [7] for a discussion of these Bad Debts.

         Other

         MSAF Group currently leases 17.2% of the portfolio by appraised value as of September 30, 2000 in the Other region. One of the seven lessees currently in arrears is based in this region.

         As of February 1, 2001, Air Atlanta Icelandic, a lessee based in Iceland, owed total arrears of $1.0 million, of which $0.5 million related to rental payment and $0.5 million related to maintenance reserves. MSAF Group held a security deposit of $0.5 million against these arrears. The aircraft, a B747-300, represents 2.2% of the portfolio by appraised value as of September 30, 2000.

         Bad Debts

         With the exception of the Current Arrears of $6.4 million that was discussed under Lessee Difficulties above, as of February 1, 2001 there were no other arrears amounts due to be paid to the MSAF Group.

         During the Eight Month Period, rental arrears associated with two lessees, both based on Brazil, were deemed irrecoverable and classified as Bad Debts.

         One of the lessees, B.R.A., defaulted on its obligations under its lease of an A310-300 and the aircraft was repossessed in May 2000. The lease was scheduled to expire in July 2007. Rental arrears, associated with the lessee, at the time of repossession amounted to $1.3 million and were re-classified from Current Arrears to Bad Debts during the Eight Month Period. There was no security deposit held by MSAF Group to offset against the arrears balance.

         The second lessee, VASP, defaulted on its obligations under its lease of a B737-300 and the aircraft was repossessed in May 2000, following legal proceedings against VASP. The lease was scheduled to expire in March 2003. Rental arrears, associated with the lessee, at the time of repossession amounted to $0.5 million and were re-classified from Current Arrears to Bad Debts during the Eight Month Period. A security deposit of $0.7 million, held by MSAF Group, was drawn down against this lessee, covering the arrears and a portion of the expenditure incurred in returning the aircraft to a deliverable condition.

         Restructured Arrears

         A former Brazilian lessee, VARIG, negotiated an early termination of its lease of a B747-300 aircraft in July 1999. The total amount of rental payments and maintenance reserves due under this lease, at the date of the termination agreement, was $4.8 million against which MSAF Group drew down a security deposit of $1.1 million. Under the terms of the termination agreement, VARIG is scheduled to repay $10.8 million over eight years to offset arrears of $4.8 million and approximately $6.0 million for maintenance and downtime costs. Provided no default has occurred by October 2005 under this note payable, the total remaining payments will be reduced by approximately $1.1 million on a pro-rata basis between October 2005 and October 2007, the scheduled final payment date under the note. As of February 1, 2001, VARIG had made all payments due under the note payable. This aircraft represents approximately 2.2% of the portfolio by appraised value as of September 30, 2000.

         In January 2000, TransAer, a lessee based in Ireland, restructured rental and maintenance arrears for two A320-200 aircraft into a note payable of $1.4 million. The terms of the restructuring agreement were that amounts totaling $1.4 million would be repaid during June, July and August 2000. None of these restructured arrears were paid. In October 2000, TransAer filed for bankruptcy, with total arrears outstanding of $1.6 million at that date. MSAF Group drew down security deposits of $1.0 million against these arrears. These aircraft, both A320-200s, represent 3.2% of the portfolio by appraised value as of September 30, 2000.

         Airworthiness Directive

         The FAA issued an Airworthiness Directive (AD) in each of July and August 2000 requiring special detailed inspections to detect cracking of the main deck cargo door frames of Pemco-converted Boeing 737-200 and 737-300 freighters. The FAA is now considering a further AD to supersede the first two ADs, the result of which may be a requirement to replace the main deck cargo door frames. There are two aircraft in the portfolio, which may be subject to the findings of the FAA, together representing 2.0% of the portfolio by appraised value as of September 30, 2000. Under the lease of the first aircraft, all costs of compliance with ADs are the obligation of the lessee. Under the lease of the second aircraft, all costs of compliance of this potential AD are to be shared by lessor and lessee. The lessee of the second aircraft has completed all required changes in respect of this AD. The cost of the work was less than $50,000.

         On September 14, 2000, the United States Federal Aviation Administration (FAA) announced a proposal for the long-term redesign of the Boeing 737 rudder system and several short-term initiatives designed to enhance rudder safety on all Boeing 737 models. The redesign would increase the overall safety of the B737 by simplifying the rudder system and eliminating a range of both previously known and recently discovered failure possibilities. It may be some time before the FAA issues a formal AD. There are currently twenty B737s in the portfolio, together representing 23.4% of the portfolio by appraised value as of September 30, 2000. One of the twenty B737 aircraft is currently off-lease, but under the remaining nineteen leases all costs of compliance with ADs are the obligation of the lessees.

  V      APPENDICES

         See attached sheets for details



                                                                                                                      Appendix A
                                                        Portfolio Analysis
                                                     as of February 1, 2001
                                                                                                    Appraised
                                                                                                    Value as
                                                                                           Date of  of Sept.
                                                                 Engine          Serial    Manu-    30, 2000  % of
  Region(1)          County        Lessee            Type        Configuration   Number    facturer  ($'000)  Fleet    Regional
--------------------------------------------------------------------------------------------------------------------------------
  1 Europe           France        Air Liberte       MD-83       PW JT8D-219     49822     Dec-88     16,707  0.9%
  2 (Developed)      France        l'Aeropostale     B737-300QC  CFM 56-3C1      23788     May-87     19,530  1.0%
  3                  Ireland       Aer Lingus        A330-300    CF6-80E1        54        Apr-94     77,318  4.0%
  4                  Netherlands   KLM               Engine      CF6-80C2-B6F    704279    Jul-95      5,893  0.3%
  5                  Netherlands   KLM Cityhopper    F50         PW100-125B      20232     Oct-91      5,715  0.3%
  6                  Netherlands   KLM Cityhopper    F50         PW100-125B      20233     Oct-91      5,711  0.3%
  7                  Netherlands   Transavia         B737-300    CFM 56-3C1      27635     May-95     27,504  1.4%
  8                  Norway        Braathens         B737-500    CFM 56-3B1      25165     Apr-93     18,849  1.0%
  9                  Norway        Braathens         B737-500    CFM 56-3C1      26304     Sep-94     20,464  1.1%
 10                  Spain         Air Europa        B737-400    CFM 56-3C1      24707     Jun-91     23,263  1.2%
 11                  UK            Air 2000          B757-200ER  RB211-535-E4    23767     Apr-87     27,392  1.4%
 12                  UK            Air 2000          B767-300ER  CF6-80C2-B6F    26256     Apr-93     62,500  3.3%
 13                  UK            Britannia Airways B757-200ER  RB211-535-E4-37 26266     Jan-93     39,490  2.1%
 14                  UK            JMC Airlines      A320-200    V2500-A1        393       Feb-93     29,170  1.5%
 15                  UK            JMC Airlines      B757-200ER  RB211-535-E4-37 24367     Feb-89     30,714  1.6%
 16                  UK            Monarch Airlines  A320-200    CFM 56-5A3      446       Oct-93     31,200  1.6%
     - subtotal                                                                                                        23.1%

 17 North America    Canada        Air Canada        A320-200    CFM 56-5A3      279       Feb-92     28,074  1.5%
 18 (Developed)      Canada        Canada 3000       A320-200    CFM 56-5A3      397       Mar-93     29,538  1.5%
 19                  U.S.A.        Alaska Airlines   B737-400    CFM 56-3C1      25104     May-93     26,271  1.4%
 20                  U.S.A.        Alaska Airlines   B737-400    CFM 56-3C1      25105     Jul-93     26,144  1.4%
 21                  U.S.A.        Continental       B737-300    CFM 56-3B1      26309     Dec-94     25,569  1.3%
                                   Airlines
 22                  U.S.A.        National Airlines B757-200ER  RB211-535-E4    24260     Dec-88     30,979  1.6%
 23                  U.S.A.        Southwest         B737-300    CFM 56-3B1      23255     Jun-85     14,753  0.8%
                                   Airlines
 24                  U.S.A.        Southwest         B737-300    CFM 56-3B2      23256     Jul-85     15,374  0.8%
                                   Airlines
 25                  U.S.A.        TWA               B757-200ER  PW 2037         28160     Jul-96     43,991  2.3%
 26                  U.S.A.        TWA               MD-83       PW JT8D-219     49657     Apr-88     17,297  0.9%
 27                  U.S.A.        TWA               MD-83       PW JT8D-219     49824     Mar-89     18,495  1.0%
 28                  U.S.A.        TWA               MD-82       PW JT8D-217C    49825     Mar-89     17,969  0.9%
     - subtotal                                                                                                        15.4%

 29 Pacific          Australia     Ansett            B767-200    CF6-80A         23807     Aug-87     31,208  1.6%
 30 (Developed)      Hong Kong     Cathay Pacific    B747-400    RB211-525-H2-19 24955     Sep-91     90,278  4.7%
 31                  New Zealand   Air New Zealand   B767-300ER  CF6-80C2-B6     24875     Jun-91     56,575  3.0%
 32                  Singapore     Region Air        A310-300    PWJT9D-7R4E1    409       Nov-85     22,134  1.2%
 33                  Singapore     Region Air        A310-300    PWJT9D-7R4E1    410       Nov-85     23,356  1.2%
 34                  Singapore     Region Air        A310-300    PWJT9D-7R4E1    437       Nov-86     27,170  1.4%
     - subtotal                                                                                                        13.1%

 35 Europe and       Czech         Travel Service    B737-400    CFM 56-3B2    24234       Oct-88     20,429  1.1%
                     Republic
 36 Middle East      Greece        Olympic Airways   B737-400    CFM 56-3C1    25371       Jan-92     24,455  1.3%
 37 (Emerging)       Hungary       Malev             F-70        TAY MK620-15  11564       Dec-95     11,882  0.6%
 38                  Hungary       Malev             F-70        TAY MK620-15  11565       Feb-96     12,651  0.7%
 39                  Hungary       Malev             F-70        TAY MK620-15  11569       Mar-96     12,655  0.7%
 40                  Turkey        Air Alfa          A321-100    V2530-A5       597        May-96     39,062  2.0%
 41                  Turkey        Pegasus           B737-400    CFM 56-3C1    26279       Feb-92     25,816  1.4%
     - subtotal                                                                                                        7.7%

 42 Asia             China         China Hainan      B737-300    CFM 56-3C1    26295       Dec-93     24,340  1.3%
 43 (Emerging)       South Korea   Asiana Airlines   B767-300ER  CF6-80C2-B6F  24798       Oct-90     43,822  2.3%
 44                  South Korea   Asiana Airlines   B767-300ER  CF6-80C2-B6F  25132       Feb-92     56,994  3.0%
 45                  South Korea   Asiana Airlines   B737-400    CFM 56-3C1    26291       Aug-93     26,273  1.4%
 46                  South Korea   Asiana Airlines   B737-400    CFM 56-3C1    26308       Oct-94     26,402  1.4%
 47                  Taiwan        China Airlines    A300-600R   PW 4158        555        Mar-90     43,331  2.3%
 48                  Taiwan        China Airlines    A300-600R   PW 4158        625        Mar-92     46,916  2.5%
 49                  Taiwan        F.E.A.T.          B757-200ER  PW 2037       25044       May-91     35,192  1.8%
     - subtotal                                                                                                        15.9%

 50 Latin America    Mexico        AeroMexico        B757-200ER  PW 2037       26272       Mar-94     39,585  2.1%
 51 (Emerging)       Mexico        AeroMexico        MD-83       PW JT8D-219   53050       May-90     17,633  0.9%
 52                  Mexico        Mexicana          B757-200ER  PW 2040       24965       Mar-92     38,212  2.0%
     - subtotal                                                                                                        5.0%

 53 Other            Cyprus (2)    Cyprus Airways    A320-200    V2500-A1       414        May-93     29,273  1.5%
 54                  Fiji          Air Pacific       B767-300ER  CF6-80C2-B6   26260       Sep-94     63,435  3.3%
 55                  Iceland       Air Atlanta       B747-300B   CF6-80C2      24106       Apr-88     42,841  2.2%
                                   Icelandic
 56                  Iceland       Icelandair        B737-300F   CFM 56-3B2    23811       Oct-87     19,513  1.0%
 57                  Lithuania     Lithuanian        B737-300    CFM 56-3B2    24449       Apr-90     19,973  1.0%
                                   Airlines
 58                  Macau         Air Macau         A321-100    V2530-A5       557        Dec-95     38,514  2.0%
 59                  Malta         Air Malta         B737-300    CFM 56-3B2    25161       Feb-92     23,423  1.2%
 60                  Mauritius     Air Mauritius     A340-300    CFM 56-5C3G     94        Mar-95     91,100  4.8%
     - subtotal                                                                                                        17.2%

 61 Available for    AOG           AOG               A320-200    V2500-A1       428        May-94     31,873  1.7%
    lease
 62                  AOG           AOG               B737-300    CFM 56-3B2     24299      Nov-88     19,032  1.0%
     - subtotal                                                                                                        2.7%

                                                                                                  -------------------------
                                                                                         Total     1,911,224  100%     100%
                                                                                                  =========================

    (1) Regions are defined according to the Morgan Stanley Capital
    International designations (2) Aircraft has not yet been delivered to Cyrpus Airways

    Number of aircraft on lease                                                                                     60
    Number of aircraft off-lease                                                                                     2
                                                                                                                 ------
    Total number of aircraft                                                                                        62
                                                                                                                 ======

    Number of lessees                                                                                               42
    Number of countries                                                                                             27

    Total developed                                                                                              51.6%
    Total emerging                                                                                               28.5%
    Total other                                                                                                  17.2%
    Total AOG                                                                                                     2.7%
                                                                                                                 ------
                                                                                                                 100.0%
                                                                                                                 ======



                                                                                                                   Appendix B

                                                  Comparison of Actual Cash Flows
                                                     versus the 1998 Base Case
                                                  for December 1999 to March 2000


-------------------------------------------------------------------------------------------  -------------------------------------
                                                           Amounts in millions of USD                 % of 1998 Base Case
                                                      -------------------------------------  -------------------------------------
                                                          Actual    Base Case    Variance         Actual   Base Case    Variance
-------------------------------------------------------------------------------------------  -------------------------------------
                   CASH COLLECTIONS
 [1]               Lease Rentals                           44.2          44.2          -          100.0%      100.0%           -

 [2]                 - Renegotiated Leases                                                         -2.0%           -        -2.0%
                                                           (0.9)            -       (0.9)
 [3]                 - Rental Resets                                                               -0.2%           -        -0.2%
                                                           (0.1)            -       (0.1)
                                                     -------------------------------------  -------------------------------------
 [4] S [1]..[3]    Contracted Lease Rentals                43.2          44.2       (1.0)          97.8%      100.0%       -2.2%
 [5]               Movement in Current Arrears
                   Balance                                 (0.2)            -       (0.2)          -0.5%           -       -0.5%
                   less Net Stress-related Costs
 [6]                - Bad Debts                            (0.5)                                   -1.1%
 [7]                - Security Deposits Drawn Down          0.5                                     1.1%
 [8]                - Restructured Arrears                    -                                        -
 [9]                - AOG                                  (5.4)                                  -12.2%
[10]                - Other Leasing Income                  1.1                                    2.5%
[11]                - Repossession Costs                   (0.1)                                  -0.2%
                                                     -------------------------------------  -------------------------------------
[12] S [6]..[11]   sub-total                               (4.4)         (2.0)      (2.4)         -9.9%       -4.5%       -5.4%
[13] [4]+[5]+[12]  Net Lease Rentals                       38.6          42.2       (3.6)         87.4%       95.5%       -8.1%
[14]               Interest Earned                          0.7           0.5        0.2           1.6%        1.1%        0.5%
                   Maintenance Receipts                     3.9             -        3.9           8.8%           -        8.8%
                   Maintenance Payments                    (6.0)            -       (6.0)        -13.6%           -      -13.6%
                                                     -------------------------------------  -------------------------------------
[15]               Net Maintenance                         (2.1)            -       (2.1)         -4.8%           -       -4.8%
[16] S [13]..[15]  Total Cash Collections                  37.2          42.7       (5.5)         84.2%       96.6%      -12.4%
-------------------------------------------------------------------------------------------  -------------------------------------
                   CASH EXPENSES
                   Aircraft Operating Expenses
[17]               - Insurance                                -                                       -
[18]               - Re-leasing and other overheads        (0.1)                                  -0.2%
                                                     -------------------------------------  -------------------------------------
[19] [17]+[18]     sub-total                               (0.1)         (1.5)       1.4          -0.2%       -3.5%        3.3%

                    SG&A Expenses
                    Aircraft Servicer Fees
                     - Base Fee                            (0.6)                                  -1.4%
                     - Rent Collected Fee                  (0.4)                                  -0.9%
                     - Rent Contracted Fee                 (0.4)                                  -0.9%
                     - Incentive Fee                          -                                       -
                                                     -------------------------------------  -------------------------------------
[20]               sub-total                               (1.4)         (1.9)       0.5          -3.2%       -4.2%        1.0%

                   Other Servicer Fees
                     - Cabot                               (0.5)         (0.6)       0.1          -1.1%       -1.4%        0.3%
                     - Other Service Providers             (0.2)         (0.5)       0.3          -0.5%       -1.1%        0.6%
                                                     -------------------------------------  -------------------------------------
[21]               sub-total                               (0.7)         (1.1)       0.4          -1.6%       -2.5%        0.9%
[22] S [19]..[21]  Total Cash Expenses                     (2.2)         (4.5)       2.3          -5.0%      -10.2%        5.2%
-------------------------------------------------------------------------------------------  -------------------------------------
                   NET CASH COLLECTIONS
[23] [16]          Total Cash Collections                  37.2          42.7       (5.5)         84.2%       96.6%      -12.4%
[24] [22]          Total Cash Expenses                     (2.2)         (4.5)       2.3          -5.0%      -10.2%        5.2%
[25]               Drawings from Expense Account            6.4             -        6.4          14.5%           -       14.5%
[26]               Transfers to Expense Account            (8.6)            -       (8.6)        -19.5%           -      -19.5%
[27]               Interest Payments                      (20.6)        (20.4)      (0.2)        -46.6%      -46.2%       -0.4%
[28]               Swap Payments                           (0.9)         (1.3)       0.4          -2.0%       -2.9%        0.9%
[29]               Exceptional Items                          -             -          -              -           -           -
                                                      -------------------------------------  -------------------------------------
[30] S [23]..[29]  TOTAL                                   11.3          16.5       (5.2)         25.6%       37.3%      -11.7%
                                                      =====================================  =====================================
-------------------------------------------------------------------------------------------  -------------------------------------
[31]               PRINCIPAL PAYMENTS
                   subclass A1                                -             -          -              -           -            -
                   subclass A2                              9.9          15.1       (5.2)         22.5%       34.2%       -11.7%
                   subclass B1                              1.3           1.3          -           2.9%        2.9%            -
                   subclass C1                              0.1           0.1          -           0.2%        0.2%            -
                   subclass D1                                -             -          -              -           -            -
-------------------------------------------------------------------------------------------  -------------------------------------
                    TOTAL                                  11.3          16.5       (5.2)         25.6%       37.3%      -11.7%
                                                      =====================================  =====================================
-------------------------------------------------------------------------------------------  -------------------------------------

                                                                                                         Appendix C


                                                  Comparison of Actual Cash Flows
                                                     versus the 2000 Base Case
                                                  from April 2000 to November 2000


----------------------------------------------------------------------------------------------     --------------------------------
                                                                   Amounts in millions of USD          % of 2000 Base Case
                                                               -------------------------------     --------------------------------
                                                                             Base                                Base
                                                                Actual       Case     Variance      Actual        Case     Variance
----------------------------------------------------------------------------------------------     ---------------------------------

                                   CASH COLLECTIONS
   [1]                             Lease Rentals                 160.7       160.7          -       100.0%       100.0%           -
   [2]                               - Renegotiated Leases           -           -          -            -           -            -
   [3]                               - Rental Resets              (0.1)          -       (0.1)       -0.1%           -         -0.1%
                                                               ------------------------------     ---------------------------------
   [4]           S [1].....[3]       Contracted Lease Rentals    160.6       160.7       (0.1)       99.9%       100.0%        -0.1%

   [5]                             Movement in Current Arrears
                                     Balance                      (0.7)          -       (0.7)       -0.4%           -         -0.4%

                                   less Net Stress-related
                                     Costs
   [6]                              - Bad Debts                   (1.8)                              -1.1%
   [7]                              - Security Deposits Drawn
                                      Down                         1.1                                0.7%
   [8]                              - Restructured Arrears           -                                   -
   [9]                              - AOG                         (4.7)                              -2.9%
   [10]                             - Other Leasing Income         9.1                                5.7%
   [11]                             - Repossession Costs          (0.4)                              -0.3%
                                                               ------------------------------      ---------------------------------
   [12]         S [6]....[11]        sub-total                     3.3        (7.3)      10.6         2.1%        -4.5%         6.6%

   [13]         [4]+[5]+[12]       Net Lease Rentals             163.2       153.4        9.8        101.6%       95.5%         6.1%

   [14]                            Interest Earned                 2.8         1.7        1.1          1.7%         1.1         0.6%

                                   Maintenance Receipts           19.3           -       19.3        12.0%            -        12.0%
                                   Maintenance Payments          (19.8)          -       (1.8)      -12.3%            -       -12.3%
                                                               ------------------------------      ---------------------------------
  [15]                             Net Maintenance                (0.5)          -       (0.5)       -0.3%            -        -0.3%

  [16]           S [13]...[15]       Total Cash Collections      165.5       155.1       10.4       103.0%         96.6%        6.4%
---------------------------------------------------------------------------------------------      ---------------------------------

                                   CASH EXPENSES
                                   Aircraft Operating Expenses
  [17]                              - Insurance                   (0.6)                              -0.3%
  [18]                              - Re-leasing and other
                                      overheads                   (0.2)                              -0.2%
                                                               ------------------------------      ---------------------------------
  [19]            [17]+[18]        sub-total                      (0.8)       (1.3)       0.5        -0.5%        -0.8%         0.3%

                                   SG&A Expenses
                                   Aircraft Servicer Fees

                                    - Base Fee                    (2.0)       (2.0)         -        -1.2%        -1.2%           -
                                    - Rent Collected Fee          (1.9)       (2.0)       0.1        -1.1%        -1.2%         0.1%
                                    - Rent Contracted Fee         (1.6)       (1.6)         -        -1.0%        -1.0%           -
                                    - Incentive Fee                  -           -          -           -            -            -
                                                               ------------------------------      ---------------------------------
  [20]                             sub-total                      (5.5)       (5.6)       0.1        -3.3%        -3.4          0.1%
                                   Other Servicer Fees
                                    - Cabot                       (0.7)       (0.7)         -        -0.5%        -0.5%           -
                                    - Other Service Providers     (1.3)       (0.5)      (0.8)       -0.8%        -0.3%        -0.5%
                                                               ------------------------------      ---------------------------------
  [21]                             sub-total                      (2.0)       (1.2)      (0.8)       -1.3%        -0.8%        -0.5%

  [22]           S [19]...[21]       Total Cash Expenses          (8.3)       (8.1)      (0.2)       -5.1%        -5.0%        -0.1%
---------------------------------------------------------------------------------------------      ---------------------------------
                                   NET CASH COLLECTIONS

  [23]              [16]           Total Cash Collections        165.5       155.1       10.4       103.0%        96.6%         6.4%
  [24]              [22]           Total Cash Expenses            (8.3)       (8.1)      (0.2)       -5.1%        -5.0%        -0.1%
  [25]                             Drawings from Expense
                                     Account                      22.5           -       22.5       13.9%            -         13.9%
  [26]                             Transfers to Expense
                                     Account                     (27.7)          -      (27.7)      -17.2%)          -        -17.2%
  [27]                             Interest Payments             (88.1)      (82.8)      (5.3)      -54.8%       -51.6%        -3.2%
  [28]                             Swap Payments                  (2.0)       (6.8)       4.8        -1.3%        -4.3%         3.0%
  [29]                             Exceptional Items                 -           -          -           -            -            -
                                                               ------------------------------      ---------------------------------
  [30]           S [23]...[29]       TOTAL                        61.9        57.4        4.5        38.5%        35.7%         2.8%
                                                               ==============================      =================================
------------------------------------------------------------------------------------------------------------------------------------
  [31]                             PRINCIPAL PAYMENTS
                                   subclass A2                    14.2        13.0        1.2         8.8%         8.1%         0.7%
                                   subclass A3                       -           -          -           -            -             -
                                   subclass A4                       -           -          -           -            -             -
                                   subclass A5                    42.6        39.3        3.3        26.5%       24.4%          2.1%
                                   subclass B1                     4.5         4.5                    2.8%           -           2.8
                                   subclass B2                       -           -          -           -            -             -
                                   subclass C1                     0.6         0.6                    0.4%           -           0.4
                                   subclass C2                       -           -          -           -            -             -
                                   subclass D1                       -           -          -           -            -             -
                                                               ------------------------------      ---------------------------------
                                   Total                          61.9        57.4        4.5        38.5%        35.7%         2.8%
                                                               ==============================      =================================
------------------------------------------------------------------------------------------------------------------------------------
[33]                               Debt Balances
                                   subclass A2                   210.5       211.7        1.2
                                   subclass A3                   580.0       580.0          -
                                   subclass A4                   200.0       200.0          -
                                   subclass A5                   357.4       360.7        3.3
                                   subclass B1                    85.2        85.2          -
                                   subclass B2                    75.0        75.0          -
                                   subclass C1                    99.3        99.3          -
                                   subclass C2                    55.0        55.0          -
                                   subclass D1                   110.0       110.0          -
                                                               ------------------------------
                                   TOTAL                       1,772.4     1,776.9        4.5
                                                               ==============================
---------------------------------------------------------------------------------------------

                                                                                                         Appendix D


------------------------------------------------------------------------------------------------------------------------------------
                                                      All Amounts in millions of USD unless otherwise stated

                                                        Actual            2000 Base Case             Variance
       Source of Funds
       Net Cash Collections                               61.9                  57.4                     4.5
       Add Back Interest                                  88.1                  82.8                     5.3
       Add Back Swap Payments                              2.0                   6.8                    (4.8)
                                                     ---------             ---------                --------
  a                                                      152.0                 147.0                     5.0
                                                     ---------             ---------                --------
       Application of Funds
  b    Swap Payments                                       2.0                   6.8                    (4.8)
  c    Class A Interest                                   65.5                  60.7                     4.8
  d    Class A Minimum                                     5.8                   4.8                     1.0
  e    Class B Interest                                    8.1                   7.6                     0.5
  f    Class B Minimum                                     3.2                   3.2                       -
  g    Class C Interest                                    8.1                   8.1                       -
  h    Class C Minimum                                       -                     -                       -
  I    Class D Interest                                    6.4                   6.4                       -
  j    Class D Minimum                                       -                     -                       -
  k    Class A Scheduled                                   0.8                   0.2                     0.6
  l    Class B Scheduled                                   1.3                   1.3                       -
  m    Class C Scheduled                                   0.6                   0.6                       -
  n    Class D Scheduled                                     -                     -                       -
  o    Permitted Aircraft Modifications                      -                     -                       -
  p    Class A Supplemental                               50.2                  47.3                     2.9
                                                     ---------             ---------                --------
                                                         152.0                 147.0                     5.0
                                                     ---------             ---------                --------
------------------------------------------------------------------------------------------------------------------------------------
 [1]   Interest Coverage Ratio
       Class A                                            2.25                  2.18  = a / (b+c)
       Class B                                            1.87                  1.84  = a / (b+c+d+e)
       Class C                                            1.64                  1.61  = a / (b+c+d+e+f+g)
       Class D                                            1.53                  1.51  = a / (b+c+d+e+f+g+h+i)
 [2]   Debt Coverage Ratio
       Class A                                            1.52                  1.50  = a / (b+c+d+e+f+g+h+i+j+k)
       Class B                                            1.50                  1.48  = a / (b+c+d+e+f+g+h+i+j+k+l)
       Class C                                            1.49                  1.47  = a / (b+c+d+e+f+g+h+i+j+k+l+m)
       Class D                                            1.49                  1.47  = a / (b+c+d+e+f+g+h+i+j+k+l+m+n)


       Loan-to-Value Ratios                  2000 Base Case           Actual           2000 Base Case
                                                15-Mar-00           15-Nov-00             15-Nov-00
------------------------------------------------------------------------------------------------------------------------------------
 [3]   Assumed Portfolio Value                   2,049.1                                   1,992.0
 [4]   Adjusted Portfolio Value                                      1,900.9
       Liquidity Reserve Amount
         - Cash                                     30.0                30.0                  30.0
         - Accrued Expenses                          6.0                11.0                  11.0
         - Security Deposits                         7.1                19.2                  19.2
       subtotal cash                                43.1                60.2                  60.2
         - Letters of Credit                        82.1                70.0                  70.0
       Total Liquidity Reserve                     125.2               130.2                 130.2
 [5]   Total Asset Value                         2,174.3             2,031.1               2,122.2
       Note Balance
       Class A                                   1,404.7    64.6%    1,347.9     63.5%     1,352.4      63.7%
       Class B                                     164.7    72.2%      160.2     71.1%       160.2      71.3%
       Class C                                     154.9    79.3%      154.3     78.3%       154.3      78.5%
       Class D                                     110.0    84.4%      110.0     83.5%       110.0      83.7%
       Total                                     1,834.3             1,772.4               1,776.9


[1] Interest Coverage Ratio is equal to Net Cash Collections, before interest and swap payments, expressed as a ratio of the swap costs and interest payable on each subclass of Notes plus the interest and minimum principal payments payable on each subclass of Notes that rank senior in priority of payment to the relevant subclass of Notes.

[2] Debt Coverage Ratio is equal to Net Cash Collections before interest and swap payments, expressed as a ratio of the interest and minimum and scheduled principal payments payable on each subclass of Notes plus the interest and minimum and scheduled principal payments payable on each subclass of Notes that ranks equally with or senior to the relevant subclass of Notes in the priority of payments.

[3] Assumed Portfolio Value represents the Initial Appraised Value of each aircraft in the Portfolio multiplied by the Depreciation Factor at Calculation date divided by the Depreciation Factor at Closing date.

[4] Adjusted Portfolio Value represents the Base Value of each aircraft in the Portfolio as determined by the most recent Appraisal multiplied by the Depreciation Factor at Calculation Date divided by the Depreciation Factor ar Closing Date. The lower of the Assumed Portfolio Value or 105% of the Adjusted Portfolio Value is used to calculate the principal repayment amounts to Noteholders.

[5] Total Asset Value is equal to Total Portfolio Value plus Liquidity Reserve Amount.